Exhibit 10.4
*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[…***…]”) in this exhibit. ***
AN AGREEMENT made the day and year stated in Section 1 of the First Schedule hereto
Between
(1)The party whose name and description are as stated in Section 2 of the First Schedule hereto (hereinafter referred to as “the Lessor”) of the one part;
And
(2)The party whose name and description are as stated in Section 3 of the First Schedule hereto (hereinafter referred to as “the Lessee”) of the other part.
WHEREAS:
A.The Lessor is the registered proprietor of all that premises described in Section 4 of the First Schedule hereto (hereinafter be referred to as “the Demised Premises”).
B.The Lessor hereby agrees to grant to the Lessee and the Lessee hereby agrees to accept from the Lessor, a Lease of the Demised Premises upon the terms and conditions hereinafter appearing.
NOW IT IS HEREBY AGREED as follows:
1.DEFINITIONS
1.1Unless there be something in the context or subject matter inconsistent therewith,
(a)words importing the singular shall include the plural and vice versa;
(b)words importing the masculine gender shall include the feminine and neuter genders and vice versa;
(c)references to a natural person shall include a body of person corporate of unincorporated;
(d)words “herein”, “hereinafter”, “hereinbefore”, “hereof”, “hereunder” and other words of similar import shall refer to this Agreement as a whole and not to any particular provision;
1.2Where there are two (2) or more persons or parties included or comprised in the expression “the Lessee”, any covenants, terms, stipulations and undertakings expressed to be made by and on the part of the Lessee shall be taken to be made by or binding upon such persons or parties jointly and severally.
1.3Where there are two or more persons included in the terms “the Lessor”, their liabilities under this Agreement shall be joint and several.
1.4The headings to the clauses of this Agreement are for convenience of reference only and shall not affect the construction thereof.
2.AGREEMENT TO LET
2.1.Subject to the terms and conditions herein contained, the Lessor hereby lets and the Lessee hereby accepts a lease of the Demised Premises:
(a)for the period as set out in Section 5(a) of the First Schedule hereto (hereinafter referred to as “the Term”) commencing on the date as stated in Section 5(b) of the First Schedule hereto; and
(b)at a monthly rental as set out in Section 7 of the First Schedule hereto (hereinafter referred to as “the Rental”).

2A.OPTION
(a)The Lessor, shall upon written request being made by the Lessee at least NINE (9) MONTHS prior to the expiry of the Term and subject to the due observance, compliance and performance of the terms, conditions and stipulations herein on the part of the Lessee, grant the Lessee a further term as stipulated in Section 10 of the First Schedule hereto (hereinafter referred to as “the Further Term”) upon the same terms and conditions herein at a monthly rental stated in Section 11 of the First Schedule hereto save for this Clause for the option to renew.
(b)The Further Term shall commence immediately upon the expiration of the Term Subject to the payment by the Lessee of whatever sums are due and payable by the Lessee for the period prior to commencement of the Further Term.
3.DEPOSIT
3.1The Lessee shall:
(a)upon the execution of this Agreement pay to the Lessor the sum as stated in Section 8(a) of the First Schedule hereto as deposit payable in respect of the Rental (“Rental Deposit”); and
(b) the sum as stated in Section 8(b) of the First Schedule hereto as deposit payable in respect of the water and electricity facilities (“Utilities Deposit”);
(The Rental Deposit and the Utilities Deposit shall hereinafter collectively be referred to as “the Deposit”) as security for the due performance and observance of the covenants on the part of the Lessee herein contained.
3.2(a)    The Deposit shall not be taken or treated as payment towards account of the Rental and shall be retained by the Lessor as security for the payment of Rental throughout the Term, with power to the Lessor without prejudice to any other right or remedy hereunder to deduct therefrom any payments due to the Lessor consequent upon any non-observance or non-performance by the Lessee of any covenant herein contained; provided that Lessor must provide notice to Lessee of its intent to deduct from the Deposit and must afford Lessee a period of thirty (30) days from such notice to rectify such non-observance or non-performance.
(b)    In the event of any deduction being made by the Lessor from the Deposit, the Lessee shall within SEVEN (7) DAYS after the notice of deduction by the Lessor, forthwith top-up the amount so deducted.
3.3Subject to the aforesaid, the Deposit shall be refunded to the Lessee without interest, within THIRTY (30) DAYS after:
(a)the expiration or sooner determination of this Agreement and upon the delivery of vacant possession of the Demised Premises to the Lessor together with receipts evidencing payment of all utilities charges up to the date of delivery of vacant possession; or
(b)the settlement of the last outstanding claim by the Lessor against the Lessee in respect of any breach, non-observance or non-performance of any of the covenants herein contained on the part of the Lessee to be observed and performed;
whichever is later.
4.COVENANT BY LESSEE
THE LESSEE HEREBY COVENANTS WITH THE LESSOR as follows:

4.1Payment of Rental
Commencing on the date as stated in Section 5(b) of the First Schedule hereto, to pay with or without the Lessor’s demand the Rental herein reserved in advance within SEVEN (7) DAYS of each and every succeeding month during the Term (and the Further Term, if applicable) free from all deductions.
4.2Payment of Utilities
(a)To pay all sewerage (including privatized sewerage collection) and utilities charges in respect of electricity, water, telephone and other telecommunication facilities supplied, consumed, used or incurred by the Lessee in the Demised Premises from the date of delivery of vacant possession.
(b)To furnish to the Lessor upon request the receipts evidencing payment of all utilities charges to the appropriate authorities.
4.3 Use of Demised Premises
(a)To use the Demised Premises only for the purpose stated in Section 9 of the First Schedule hereto.
(b)Not to permit or suffer anyone to sleep at the Demised Premises or to use the same or any part thereof wholly or partly as a dwelling.
(c)Not to use the Demised Premises or any part thereof for the storage of goods or merchandise or as a laboratory or workshop save and except for the business of the Lessee.
(d)Not to keep or store or bring upon the Demised Premises arms, ammunition or unlawful goods, gunpowder, saltpeter, kerosene, gas, petrol and generally any inflammable or combustible substance (except as necessary for the manufacture of Lessee’s goods) or any goods which in the reasonable opinion of the Lessor are of a noxious dangerous or hazardous nature.
(e)Not to cause accumulation of dirt, rubbish or debris or any sort in or outside the Demised Premises or place or leave at the entrance or stairway, passages or corridors of the Demised Premises any box or rubbish or otherwise encumber and/or obstruct the same.
(f)Not to dispose of any garbage, rubbish or unused materials except in the manner and at the place as provided by the Lessor or any appropriate authorities and until such time as such garbage rubbish or unused materials is removed from the Demised Premises to keep the same securely sealed.
(g)Not to do or permit to be done upon the Demised Premises the keeping of any illegal drugs, the smoking of opium or ganja or any other illegal drugs or to use the same as a place of entertainment or for illegal or immoral purposes (political gatherings and funerals are strictly prohibited) or anything which may contravene any laws, by-laws, acts, ordinances, enactments or regulations made by any of the appropriate authorities.
(h)Not to overload the floors or walls of the Demised Premises and shall when required by the Lessor to distribute any load on the floors or walls of the Demised Premises in accordance with the requirements of the Lessor communicated to Lessee on or prior to the date hereof.
4.4License and Approval
To apply for and timely obtain, all licences, permits, registration and other approvals necessary for the conduct of the business of the Lessee and shall at all material times:
(i)maintain the licenses, permits and approvals for the conduct of the business of the Lessee;
(ii)comply with and adhere to the conditions of such licences, permits and approvals; and

(iii)observe and comply with all laws, ordinances, orders, regulations and all requirements of the appropriate authorities governing or affecting the business of the Lessee.
4.5Insurance
(a)To take out a public liability insurance policy at all time during this Agreement and shall punctually pay all premiums thereto.
(b)To insure and keep the Lessee’s own properties and properties of third parties under the Lessee’s possession and control insured from loss and damage by fire and other risks or contingencies with an insurance company as the Lessee shall think fit and shall pay all premiums relating thereto.
(c)Upon demand to forward the Lessor a copy of such original policy of insurance for inspection.
4.6To Permit Inspection and Repairs
(a)Upon reasonable notice (except in the case of emergency whereupon no notice shall be required) to permit the Lessor and/or his agent, employees or workmen at all reasonable times to enter the Demised Premises for the purpose of, inter alia,:
(i)viewing the state and condition of the Demised Premises;
(ii)taking of inventory of the Lessor’s fixtures and fittings therein;
(iii)carrying out structural repairs to the Demised Premises; or
(iv)carrying out repairs to the outer walls or external part of the Demised Premises.
(b)The Lessor may serve the Lessee written notice to effect any reasonable repairs required to be made by Lessee hereunder in a proper and workmanlike manner, provided that if the Lessee shall fail to commence such repairs within THIRTY (30) DAYS after service of such notice, then the Lessor may effect any such repairs in a proper and workmanlike manner, and the reasonable costs thereof shall become a debt due from the Lessee to the Lessor recoverable forthwith (fair wear and tear excepted) and be forthwith recoverable by the Lessor from the Lessee upon demand.
4.7Notice of Defects
To promptly give written notice to the Lessor of any significant defect or damage that may occur to the roof, main structure and outer walls or external part of the Demised Premises and to keep the Lessor informed of any circumstances likely to be of or cause any danger, risk or hazard to the Demised Premises.
4.8Alteration and Additions
(a)Not to make or permit to be made any alteration, addition or improvement to the Demised Premises or any part thereof without prior written approval of the Lessor, which approval will not be unreasonably withheld, conditioned or delayed.
(b)The Lessee shall cause plans and drawings of the alterations, additions or improvements to the Demised Premises to be drawn and submitted to the Lessor and the appropriate authorities for approval and shall comply with the conditions therein.
(c)The Lessee shall nevertheless not carry out any work until and unless the approvals of the appropriate authorities are obtained.
(d)The costs and expenses of the alterations, additions or improvements shall be borne by the Lessee and, except as set forth in the Second Schedule, not claimable from the Lessor upon the expiry or determination of this Agreement.

(e)Should any damage caused by the Lessee, the Lessee’s employees or agents to the Demised Premises or any part thereof due to the renovations, additions or alterations as aforementioned, the Lessee shall repair forthwith and make good such damage to the reasonable satisfaction of the Lessor. Upon default, it shall be lawful for the Lessor (but not obligatory) to remedy or repair such damage and the reasonable costs and expenses incurred thereby shall be a debt due from the Lessee to the Lessor and be forthwith recoverable by the Lessor from the Lessee upon demand.
(f)Upon the determination of this Agreement, the Lessee shall shall not be required to demolish any alteration, addition or improvement to the Demised Premises carried out pursuant to the Lessor’s and the appropriate authority’s approval.
4.9Upkeep and Maintenance
(a)During the duration of this Agreement and for so long as the Lessee remains in occupation and possession of the Demised Premises, keep and maintain at the Lessee’s own costs and expense, the interior, non-structural elements of the Demised Premises including but not limited to the interior, flooring, finishes and renderings to the walls, ceilings, doors, windows, roller shutters, locks, fastenings, keys, bells, electrical installations and wiring, , toilets and the Lessor’s fixtures and fittings in the Demised Premises in good repair and condition (fair wear and tear and damage not caused by Lessee excepted).
(b)To keep the Demised Premises and every part thereof clean and in the best possible hygienic condition and to keep all pipes, drains, basins, sinks and water closets in the Demised Premises clean and unblocked.
(c)The Lessee shall at its own costs and expense, employ competent and responsible persons to keep and maintain the Demised Premises in good condition.
(d)To take such measures as may be necessary to ensure that any effluent discharged into the drains or sewers from the Demised Premises will not be corrosive or in any way harmful to the said drains or sewers or cause any blockage, obstruction or deposit therein.
(e) Should any damage or breakage be caused by the Lessee to the Demised Premises or any part thereof, the Lessee shall forthwith repair and make good such damage to the reasonable satisfaction of the Lessor, failing which the Lessor shall be entitled to execute the repairs and any reasonable costs and expenses incurred in carrying out such work shall be a debt due from the Lessee to the Lessor and be forthwith recoverable by the Lessor from the Lessee upon demand.
4.10Responsibility for Security
To be responsible for the security and safety of the Demised Premises and in particular the Lessee shall ensure that the windows and doors of the Demised Premises are locked and secured at all times.
4.11Prohibition of Nuisance
(a)Not to do, permit or suffer to be done on the Demised Premises anything hazardous, immoral or which contributes a nuisance to the neighbors, and further to indemnify the Lessor against any loss suffered as a result of any such act or omission.
(b)Not to commit or suffer to be done on the Demised Premises any offensive activity or in any manner which may be a nuisance or annoyance to or in any way interfere with the quiet enjoyment and comfort of the neighbors.

4.12Compliance with Law
To observe and comply with all laws, statutes, ordinances, proclamations, orders or regulations affecting or relating to the use and occupation of the Demised Premises and with all requirements or directives which may be issued or given by any appropriate authorities and the Lessee shall fully indemnify the Lessor against all claims, demands, actions, fines, penalties and legal proceedings of whatsoever nature whether civil or criminal in respect of any breach by the Lessee of any such laws, statutes, ordinances, proclamations, orders, regulations, requirements or directives.
4.13Statutory Notice
Within SEVEN (7) DAYS of its receipt of any notice or order issued or made to the Lessee from any appropriate authorities in respect of the use or occupation of the Demised Premises, to give full particulars of the same to the Lessor and if so required by the relevant authority to take all reasonable steps or measures (within the period specified by such notice, order or proposal) to comply with the requirements of the same.
4.14Nameplate or Sign
Not to use the outer walls or external part of the Demised Premises or any part of the Demised Premises for the purpose of any public announcement, or to exhibit any indication of business except the nameplate or sign indicating the business of the Lessee Provided That:
(i)the Lessee shall be fully responsible at its own costs and expenses for the putting up and removal of such nameplate or sign and shall make good any damage caused by such affixing, putting up or removal; and
(ii)in the event the Lessor bears any costs in the removal of the nameplate or sign upon the expiration or sooner determination of this Agreement, the Lessee shall indemnify the Lessor on demand for all costs and expenses incurred thereby.
4.15Acts Affecting Fire Risks
Not to do anything whereby any insurance of the Demised Premises against fire may be rendered void or voidable. The Lessee shall make good all damage suffered by the Lessor incurred by Lessor by reason of any breach or non-observance of the provisions of this Clause without prejudice to any other rights of the Lessor.
4.16Assignment of Lease
(a)Not to assign, sublet or part with possession of or share the occupation or use of the Demised Premises or any part thereof without the prior written consent from the Lessor; provided, that such consent will not be required for any sublease of the Demised Premises or assignment of this Agreement to any third party with financial resources substantially comparable to Lessee. In the event of sub-letting, the Lessee shall nevertheless remain liable for the terms and conditions of this Agreement including payment of the Rental and for the full and timely performance of all of the other terms and conditions to be observed by the Lessee under this Agreement.
(b)In the event the Lessee is a limited company, any substantial change during this Agreement in the equity of the Lessee, altering the effective control of the Lessee, shall for the purpose of this Agreement be deemed and construed as an assignment, transfer, disposal or sub-letting of the Demised Premises. For the purpose of this Agreement, “substantial change” means any change in the shareholding of the Lessee or the Lessee’s holding company equivalent to an aggregate of twenty-five per cent (25%) or more of the equity of the Lessee as at the date hereof.

4.17No Auction
Not to permit or suffer any sale by auction or exhibition to be held at the Demised Premises.
4.18[Intentionally omitted]
4.19Warranties and Representations
The Lessee hereby acknowledges and declares that, except as expressly set forth in this Agreement, no representation, warranty, undertaking or holding out of any nature has been given or made by or on behalf of the Lessor in respect of the suitability of the Demised Premises or the fittings, fixtures, facilities and amenities of the Demised Premises in connection with the business intended to be carried out by the Lessee at the Demised Premises and that this Agreement sets forth the entire legal relationship between the parties hereto in relation to their respective rights, obligations and privileges herein contained and the Lessee hereby agrees and acknowledges that the Lessee has not entered into this Agreement relying on any representation or warranty made by the Lessor or the Lessor’s employees and/or agents other than those made herein.
4.20To Permit Inspection Prior to Determination of Lease
At any time during the last THREE (3) MONTHS immediately preceding the expiration of the Term (or, if Lessee has exercised its option to extend this Agreement, the Further Term) or the sooner determination of this Agreement, the Lessee shall permit the Lessor or the Lessor’s agents or employees to affix and retain on a conspicuous part of the Demised Premises a notice for re-letting or the sale thereof and to permit the intending lessee or others with written permission from the Lessor or the Lessor’s agents or employees, with at least two business days’ notice to Lessee and at all reasonable times of the day, to enter and view the Demised Premises, so long as such entry does not unreasonably interfere with the business operations of Lessee.
4.21On Determination of Lease
(a)The Lessee shall on the expiration or sooner determination of the Term (or the Further Term, if applicable) yield up to the Lessor the Demised Premises together with the fixtures and fittings of Lessor and all locks and keys in good repair and condition (fair wear and tear excepted) and replace at the Lessee’s own costs and expenses any walls, doors, window glass, light fittings, ceilings, sanitary fittings, panels or other fixtures and fittings belonging to the Lessor which have been damaged in any way by the Lessee. If the Lessee fails to yield up the Demised Premises in the manner prescribed upon the expiry of the Term (or the Further Term, if applicable), it shall be lawful for the Lessor’s employees or agents to to repair all damage and breakage caused by the Lessee and all reasonable costs incurred thereby shall be deducted from the Deposit stipulated in Clause 3 herein.
(b)Unless otherwise agreed in writing by the Lessor, if the Lessee continues to occupy the Demised Premises or fails to deliver vacant possession thereof to the Lessor after the expiration of the Term (or the Further Term, if applicable), the Lessee shall pay the Lessor a sum equivalent to ONE AND A HALF (1.5) TIMES of the Rental pro-rated on a daily basis for the period of holding over the Demised Premises and such holding over shall not constitute a renewal of this Agreement.
4.22Conditions Precedent before Yielding Up
Subject to Clause 4.8(f), unless otherwise agreed to in writing by the Lessor, it shall be a condition precedent that the Lessee shall have first reinstated the Demised Premises to its original state and condition, fair wear and tear and any damage not caused by Lessee excepted, prior to the yielding up by the Lessee of the Demised Premises and all damage caused by such reinstatement shall be made good by the Lessee to the reasonable satisfaction of the Lessor.

4.23Exemption
(a)The Lessor and its officers, employees, agents or contractors shall not be liable or in any way responsible for all claims, demands, actions, suits, proceedings, damages, costs, expenses or any nature whatsoever which the Lessee or any other person may suffer or incur in connection with:
(i)any injury or death of any person (including the Lessee);
(ii)any damage or loss to any property (whether belonging to the Lessee or otherwise); or
(iii)any consequential loss of any person (including the Lessee)
arising within the Demised Premises, except any of the foregoing caused in whole or in part by any act, omission, breach, default or neglect of the Lessor or its officers, employees, agents or contractors.
4.24Indemnity
In addition to and not in derogation of the provisions of Clause 4.23 hereof, the Lessee shall indemnify and keep the Lessor fully indemnify against all actions, claims, proceedings, demands, losses, damage, costs and expenses arising from or in connection with:
(i)all claims, proceedings, actions, costs, losses, charges and expenses which the Lessor may sustain, incur or pay arising out of or in connection with any act, omission, breach, default or neglect on the part of the Lessee;
(ii)any loss or damage to the Demised Premises, its adjoining or neighboring premises caused whether directly or indirectly by the Lessee or the Lessee’s employees, sub-Lesses, agents, licensees, invitees and/or guests, in particular (but without limiting the generality of the foregoing) caused whether directly or indirectly by the use, misuse, waste or abuse of fire, water, electricity or other utilities or faulty fitting or fixtures of the Lessee;
(iii)any loss, damage or injury from any cause whatsoever to property or person or to the Demised Premises caused or contributed by the use of the Demised Premises for purposes not authorized by this Agreement or any neglect, breach or default by the Lessee;
(iv)the overflow, leakage or escape of water, smoke, fire, electricity, fumes or other substance whatsoever in or from the Demised Premises caused or contributed to by any act, omission of the Lessee; or
(v)any breach or non-observance by the Lessee of any of the provisions of this Agreement.
4.25Health and Welfare
To comply with the provisions for the health safety and welfare of persons employed to work in the Demised Premises in accordance with any laws, by-laws, acts, ordinances, enactments or regulations made by any of the appropriate authorities.
5.COVENANTS BY LESSOR
THE LESSOR HEREBY COVENANTS WITH THE LESSEE as follows:
5.1Quiet Enjoyment
That the Lessee paying the Rental herein reserved and performing all covenants on his part shall peacefully hold and enjoy the Demised Premises during the Term without interruption by the Lessor or any person claiming through under or in trust for him or by any other person whosoever and howsoever arising.

5.2Payment of Outgoings
To pay all quit rent, rates, taxes, outgoings and assessments payable in respect of the Demised Premises save and except those covenanted to be paid by the Lessee under this Agreement.
5.3Insurance by the Lessor
During the duration of this Agreement and for so long as the Lessee remains in occupation and possession of the Demised Premises to keep the Demised Premises insured against loss or damage by all-risks, including fire, flood, act of God, etc. and shall make payments necessary for the aforesaid purpose Provided Always that the provisions of this Clause shall not be deemed to bind the Lessor to insure against consequential loss nor against damage to or destruction of any furniture, fittings, fixtures, stocks in trade or other goods, chattels or effects of the Lessee situated in or upon the Demised Premises or any part of the Demised Premises.
5.4Compliance with Law
To observe and comply with all laws, statutes, ordinances, proclamations, orders or regulations affecting or relating to the construction, ownership and structural maintenance of the Demised Premises and with all requirements or directives which may be issued or given by any appropriate authorities and the Lessor shall fully indemnify the Lessee against all claims, demands, actions, fines, penalties and legal proceedings of whatsoever nature whether civil or criminal in respect of any breach by the Lessor of any such laws, statutes, ordinances, proclamations, orders, regulations, requirements or directives.
5.5Statutory Notice
Within SEVEN (7) DAYS of its receipt of any notice or order issued or made to the Lessor from any appropriate authorities in respect of the construction, ownership or structural maintenance of the Demised Premises, to give full particulars of the same to the Lessee and if so required by the relevant authority to take all reasonable steps or measures (within the period specified by such notice, order or proposal) to comply with the requirements of the same.
5.6Representations and Warranties
Lessor represents and warrants to Lessee that (a) Lessor is the legal and beneficial owner of the Demised Premises, (b) the Demised Premises have been constructed in accordance with all applicable laws, regulations, ordinances, construction codes and the approved building plan, (c) the Certificate of Completion and Compliance for the Demised Premises been issued by the relevant authorities, and (d) Lessor has the power and authority to enter into this Agreement to lease the Demised Premises to the Lessee.
5.7Indemnity
Lessor shall indemnify and keep the Lessor fully indemnify against all actions, claims, proceedings, demands, losses, damage, costs and expenses arising from or in connection with:
(i)all claims, proceedings, actions, costs, losses, charges and expenses which the Lessor may sustain, incur or pay arising out of or in connection with any act, omission, breach, default or neglect on the part of the Lessor or its officers, employees, agents or contractors;
(ii)any loss or damage to the Demised Premises, its adjoining or neighboring premises caused whether directly or indirectly by the Lessor or the Lessor’s employees, agents or contractors;
(iii)any injury, loss or damage which may be caused to or suffered by the Lessee as a result of or in any way connected with the design and construction of the Demised Premises or any material used for the construction or maintenance of the Demised Premises or any of Lessor’s fixtures and fittings therein; or

(iv)any breach or non-observance by the Lessor of any of the provisions of this Agreement.
5.8Structural Maintenance
During the duration of this Agreement and for so long as the Lessee remains in occupation and possession of the Demised Premises, keep and maintain at the Lessor’s own costs and expense, the exterior and structural elements of the Demised Premises including but not limited to the main structure, drains, walls, floors, roof, pipes, windows, mechanical and electrical systems of the Demised Premises in good repair and condition (fair wear and tear and damage not caused by Lessor excepted).
6.MUTUAL AGREEMENT
PROVIDED ALWAYS AND IT IS HEREBY EXPRESSLY AGREED as follows:
6.1Damage to Demised Premises
(a)If at any time during this Agreement the Demised Premises (or any part thereof) is destroyed or damaged by fire (except where such fire has been caused by the fault, negligence, act or omission of the Lessee) so as to be unfit for use, then the whole or a fair proportion of the Rental (according to the nature and extent of the damage sustained) shall be immediately suspended until the Demised Premises or such affected part is rendered fit for use (Provided that nothing herein shall render it obligatory on the part of the Lessor to rebuild or reinstate the Demised Premises or such affected part thereof) and the Lessor shall have the absolute discretion to decide whether to rebuild or reinstate the Demised Premises or such affected part thereof; provided, that the Lessor shall give notice to Lessee of its intent to rebuild or reinstate within FOURTEEN (14) DAYS from the occurrence of the destruction or damage. In the event that the Lessor decides to rebuild or reinstate the Demised Premises, the parties shall negotiate in good faith the required time frame for such work. If the parties are unable to agree upon such time frame or if Lessor fails to rebuild or reinstate the Demised Premises within such time frame Lessees shall have the right to terminate this Agreement and vacate the Demised Premises without further liability.
(b)In the event that the Lessor decides not to rebuild or reinstate the Demised Premises or such affected part thereof, then (i) Lessees shall have the right to terminate this Agreement and vacate the Demised Premises without further liability, or (ii) if Lessee elects not to exercise its right to terminate this Agreement, the Rental attributable thereto shall be suspended and shall cease to be payable from the happening of such destruction or damage and the Lessee will peaceably and quietly surrender and yield up to the Lessor vacant possession of the Demised Premises or such affected part thereof which the Lessor has decided not to rebuild or reinstate. If the entire Demised Premises are so affected, the Lessor shall refund the Deposit free of interest to the Lessee less such sum or sums as may be due and outstanding to the Lessor within THIRTY (30) DAYS after the Lessee shall have duly delivered to the Lessor vacant possession of the Demised Premises and photocopies of the receipts evidencing the payment of all utilities charges up to the date of delivery of vacant possession. The determination of this Agreement under this Clause shall not render the either party liable to the other party in any manner whatsoever nor shall the either party have any claim (including but not limited to loss of business or income) against the other party in respect thereof; provided that nothing in this Clause shall limit the either party’s indemnification obligations hereunder.
7.EVENTS OF DEFAULT
7.1If:
(i)the Rental or any part thereof or any payment whatsoever due and payable by the Lessee to the Lessor under the terms of this Agreement is in arrears (following formal demand);

(ii)the Lessee commits a material breach of any of the terms and conditions contained in this Agreement;
(iii)any step is taken or an order is made or a resolution is passed or legislation is enacted for the winding-up, dissolution, liquidation or bankruptcy, as the case may be, of the Lessee or a petition for winding-up or bankruptcy, as the case may be, is presented against the Lessee;
(iv)any execution or attachment is levied, enforced or issued against any of the Lessee’s assets at the Demised Premises,
(v)the Lessee (being a company) is unable to pay its debts within the ambit of the provisions of the Companies Act 2016;
(vi)the Lessee dies or of unsound mind (in the case of a natural person); or
(vii)the Lessee terminates the lease prior to the Commencement Date or Expiry of the Term (except for as expressly permitted under the terms of this Agreement, including Section 2.2 and Section 6 of the Special Conditions)
then in any of such cases it shall be lawful for the Lessor at any time thereafter to serve a notice under Section 235 of the National Land Code 1965 requiring the Lessee to remedy the breach or default (if the same is capable of being remedied) and it is hereby agreed that a period of THIRTY (30) DAYS shall be regarded as reasonable and sufficient notice for the purposes of Section 235 of the National Land Code 1965 and:
(a)upon the expiration of the aforesaid notice and the Lessee’s failure to remedy the breach or default complained of; or
(b)in the case of an event of breach or default not capable of being remedied by the Lessee, the Lessor shall be at liberty to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon this Agreement shall be treated as determined and the Deposit shall be forfeited by the Lessor and applied against any unpaid rental. For the avoidance of doubt, if this lease shall be terminated as hereinabove, the Lessor shall in addition to the forfeiture of the Deposit be entitled to claim for the Rental for the whole Term and any antecedent breach by the Lessee of the terms and conditions herein contained, subject at all times to Lessor’s obligation to mitigate its losses.
7.2In the event of re-entry by the Lessor or other legal action taken by the Lessor to enforce the terms herein contained or towards recovery of the arrears of the Rental or any other payments payable under this Agreement or for loss or damage suffered by the Lessor, each party shall pay its own legal costs and expenses ensuing therefrom.
7.3Without prejudice to the rights, powers and remedies of the Lessor as otherwise provided in this Agreement, the Lessee shall pay late payment charges by way of interest calculated on a daily basis at the rate of ONE PER CENTUM (1%) PER MONTH on all moneys due by the Lessee to the Lessor under this Agreement.
7.4Notwithstanding anything to the contrary herein contained, if this Agreement comes to an end whether by effluxion of time or otherwise and the Lessee fails to remove all its properties (which expression shall include personal property of every description) from the Demised Premises, it shall be lawful for the Lessor to sell or otherwise dispose of such properties of the Lessee at the Demised Premises at such time and in such manner as the Lessor may at its absolute discretion consider fit WITHOUT PREJUDICE to any other rights, powers and remedies of the Lessor, the Lessor will, after deducting the expenditure incurred for such sale, apply the net proceeds of sale towards payment of all arrears of the Rental and all other moneys due and owing by the Lessee to the Lessor under this Agreement and the balance thereof (if any) shall be paid to the Lessee.

7.5If:
(i)the Lessor commits a material breach of any of the terms and conditions contained in this Agreement;
(ii)any step is taken or an order is made or a resolution is passed or legislation is enacted for the winding-up, dissolution, liquidation or bankruptcy, as the case may be, of the Lessor or a petition for winding-up or bankruptcy, as the case may be, is presented against the Lessor;
(iii)any execution or attachment is levied, enforced or issued against any of the Lessor’s assets, including the Demised Premises; or
(iv)the Lessor (being a company) is unable to pay its debts within the ambit of the provisions of the Companies Act 2016;
then in any of such cases it shall be lawful for the Lessee at any time thereafter to serve a notice under requiring the Lessor to remedy the breach or default (if the same is capable of being remedied) and it is hereby agreed that a period of THIRTY (30) DAYS shall be regarded as reasonable and sufficient notice and:
(a)upon the expiration of the aforesaid notice and the Lessor’s failure to remedy the breach or default complained of; or
(b) in the case of an event of breach or default not capable of being remedied by the Lessor, the Lessee shall be at liberty to vacate the Demised Premises without further liability and thereupon this Agreement shall be treated as determined and the Deposit shall be returned to Lessee by the Lessor.
8.FORCE MAJEURE
Neither party shall be liable for any failure in performing or discharging its obligations hereunder if the performance or discharge thereof is rendered impossible or impracticable by reason of any fire, flood, riot, civil commotion, labour disputes, strike, lock out, Act of God, governmental action or any other cause which is beyond the reasonable control of such party. In the event that an event of force majeure continues for more than SIXTY (60) DAYS, the non-impacted party shall have the right to terminate this Agreement. In the event that Lessee is the terminating party pursuant to this Clause, Lessor shall return the Deposit to Lessee.
9.WAIVER OR INDULGENCE
Delay in exercising or omission to exercise any right, power or remedy accruing to either party or knowledge or acquiescence by the party concerned of any breach of any of the conditions or covenants herein contained or any indulgence given by the party concerned shall not affect, impair or prejudice any such right, power or remedy or to be construed to be a waiver of such conditions or covenants or any of them and notwithstanding such knowledge or acquiescence or indulgence given the party concerned shall be entitled to exercise his right under this Agreement and to require strict performance by the other of the terms and conditions herein nor shall the party concerned be liable to the other in any manner whatsoever for not enforcing any of his rights hereunder.
10.SCHEDULES
The Schedule hereto shall be taken read and construed as an essential part of this Agreement.
11.NOTICE
11.1Any notice required to be served hereunder shall be in writing and shall be considered sufficiently served:

on the Lessee if:
(i)left at the Demised Premises addressed to the Lessee; and
(ii)forwarded to the Lessee by prepaid registered and/or ordinary post to:
c/o Masimo Corporation
52 Discovery
Irvine, California 92618 USA
Attention: Legal Department; and
on the Lessor if:
(i)sent by prepaid registered post; or
(ii)delivered personally;
to the address of the Lessor herein stated or the Lessor’s last known address notified to the Lessee by the Lessor from time to time.
11.2A notice sent by post shall be deemed to have been given after fifth (5th) day of posting.
11.3Any change of address by either party shall be communicated to the other in writing. Nothing done in reliance on Clause 11.1 hereof shall be affected or prejudiced by any subsequent change in the address over which the other party has no actual knowledge of at the time the act or thing was done or carried out.
12.APPLICABLE LAW AND COMPETENT JURISDICTION OF COURT
This Agreement shall be governed by and construed in all respect in accordance with the laws of Malaysia and the parties hereto hereby agree that they shall submit to the exclusive jurisdiction of the Courts of the States of Malaya in all matters connected with the obligations and liabilities if the parties hereto under or arising out of this Agreement, and the service of writ of summons, statement of claim or other legal process by repaid registered post to his address as hereinafter mentioned or in such manner or mode as a court of competent jurisdiction may order or direct.
13.ENTIRE AGREEMENT
This Agreement sets out the entire agreement and undertaking between the parties hereto and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the parties hereto with respect to the subject matter hereof. No variation of this Agreement of whatever nature shall be made or purported to the made by any party or parties (nor shall any variation or purported variation be valid or enforceable) unless the same is in writing and duly agreed and executed by all the parties concerned.
14.SEVERABILITY
If any provision of this Agreement for any reason shall be declared invalid, void, illegal or otherwise unenforceable, the remaining provisions of this Agreement shall remain in full force and effect. The parties shall amend that provision in such reasonable manner as to achieve the intention of the parties without illegality or where it is not practicable to do so that provision shall be severed from this Agreement.
15.LEGAL COSTS AND DISBURSEMENTS
15.1Each party shall pay his own solicitors’ costs.

15.2All stamp duties, costs and expenses incurred for the Consents (hereinafter defined), registration fees and other charges payable on this Agreement and all other related documents herein shall be borne and paid by the Lessee, except that (a) Lessor shall pay all costs and expenses of obtaining the Consent of any entity that it has charged the Demised Premise to, including Hong Leong Islamic Bank, and (b) the parties shall split equally the costs and expenses of obtaining the Consent of the applicable authorities to the registration of this Agreement.
16.SALES AND SERVICES TAX AND/OR ANY SIMILAR TAXES
The parties hereto hereby agree that the Rental shall exclude Sales and Services Tax (hereinafter referred to as “Taxes”) and/or any similar taxes imposed by the relevant authority. In the event that any Taxes hereafter required by law to be chargeable in respect of the Demised Premises, it shall be fully borne by the Lessee and the Lessee shall pay the Lessor on demand a sum equivalent to the amount of such Taxes reflected on a tax invoice delivered by Lessor in addition to all other sums payable to the Lessor pursuant to this Agreement.
17.SUCCESSORS BOUND
This Agreement shall be binding on and be for the benefit of the heirs, personal representatives, successors-in-title and assigns of the Lessor and the Lessee.
18.TIME
Time wherever mentioned shall be of the essence of this Agreement.
19.SPECIAL CONDITIONS
It is hereby expressly agreed by the parties hereto that the “SPECIAL CONDITIONS” annexed hereto as Second Schedule shall form part of this Agreement and that should there be an inconsistent term or terms, the term or terms contained and inserted in the “SPECIAL CONDITIONS” herein referred shall prevail over the same contained in the body of this Agreement.

IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands the day and year first above written.

The Common Seal of the Lessor
SJ HOLDINGS SDN BHD
(Registration No. 201101009736(937875-U))
is hereunto affixed
in the presence of:

/s/ ILLEGIBLE		/s/ ILLEGIBLE
Director		Director
Name:	AUTHORIZED SIGNER	Name:	AUTHORIZED SIGNER
NRIC #	[...***...]	NRIC #	[...***...]

The Common Seal of the Lessee
MASIMO MEDICAL TECHNOLOGIES
(MALAYSIA) SDN BHD
(Registration No.202201016720(1462417-V))
is hereunto affixed
in the presence of:

/s/ TOM MCCLENAHAN		/s/ MICAH YOUNG
Director		Director
Name:	Thomas McClenahan	Name:	Micah Young
Passport #	[...***...]	Passport #	[...***...]

FIRST SCHEDULE

SECTION	ITEM	PARTICULARS
1	DATE OF AGREEMENT
2	LESSOR Address	SJ HOLDINGS SDN. BHD. (Registration No. 201101009736 (937875-U)) PLO 566 Jalan Keluli 11, Zon 12A Kawasan Perindustrian Pasir Gudang 81700 Pasir Gudang, Johor
3	LESSEE Address	MASIMO MEDICAL TECHNOLOGIES (MALAYSIA) SDN BHD (Registration No. 202201016720(1462417-V)) 6th Floor, Menara Boustead, No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur
4	DEMISED PREMISES	A unit of factory, parcel […***…] measuring approximately […***…] square feet on […***…]
5	(a) TERM (b) COMMENCEMENT DATE

Five (5) years from the Commencement Date

1st October, 2022 subject to extension (a) by mutual agreement between the Lessor and the Lessee in the event the Lessor has not modified the Demised Premises to meet the Lessee’s requirements for electricity power supply of […***…] by 1st October, 2022, and (b) on a day-for-day basis in the event of any delay in the Possession Date.

6	COMMENCEMENT OF FIT OUT	Lessor will provide Lessee with rent-free early possession of the Demised Premises no later than 15th August, 2022 (“Possession Date”) for Lessee to initiate improvements

7	RENTAL

[…***…] only for 1st year of the Term (calculated based on […***…] per square feet)

The rental for the Term shall increase […***…] annually based on the preceding year calculating from the Commencement Date including Further Term (if any), ie:

(i) […***…] for 2nd year of the Term;

(ii) […***…] for 3rd year of the Term;

(iii) […***…] for 4th year of the Term; and

(iv) […***…] for 5th year of the Term.

8	DEPOSIT (a) Rental Deposit (b) Utilities Deposit	[…***…] only being […***…] months of the Rental […***…] only being […***…] month of the Rental
9	PURPOSE	For any manufacturing, warehouse and/or distribution activities only
10	FURTHER TERM	Five (5) years from the expiry of the Term, at the option of the Lessee
11	RENTAL FOR FURTHER TERM

The rental for the Further Term shall increase […***…] annually based on the preceding year, ie:

(i) […***…] for 1st year of the Further Term;

(ii) […***…] for 2nd year of the Further Term;

(iii) […***…] for 3rd year of the Further Term;

(iv) […***…] for 4th year of the Further Term; and

(v) […***…] for 5th year of the Further Term.

SECOND SCHEDULE
SPECIAL CONDITIONS
1. Utilities
The Lessee shall in addition:
(a)apply for its connection of electricity, water, telephone and other communication facilities to be supplied, consumed or used by the Lessee in the Demised Premises;
(b)pay all fees and charges including the deposit payable to the appropriate authority in respect of such connection; and
(c)furnish to the Lessor upon request, the receipts evidencing payment of all utilities charges to the appropriate authorities.
2.Electricity Power Supply
2.1As requested by the Lessee, the Lessor is agreeable to apply with the appropriate authority to secure increment of the electricity power supply up to […***…] amp (“Electricity Power”) subject to the appropriate authority’s approval.
2.2In the event the Lessor shall fail to secure approval and installation of the Electricity Power before the Commencement Date, the Lessee shall have the option to terminate this Agreement or to extend period for the Lessor to secure the said Electricity Power (and such termination right will be applicable to the new period). In the event the Lessee decides to terminate this Agreement, the Lessor shall refund the Rental Deposit to the Lessee and shall reimburse Lessee for all amounts paid by Lessee (a) for alterations, additions and improvements to the Demised Premises and (b) pursuant to Section 4.2(a) of the Lease. Upon such refund and reimbursement, neither party shall have any further claim against the other for costs, damages, compensation.
2.3The parties hereby agree that the Lessor will obtain at least TWO (2) quotation from independent qualified contractors pertaining to upgrading the Electricity Power of the Demised Premises prior to the Commencement Date. The costs and expenses for upgrading the Electricity Power shall be borne equally between the Lessor and the Lessee provided that the Lessee’s cost for upgrading the Electricity Power shall not exceeding […***…]. The Lessee shall pay such costs and expenses to the Lessor within FOURTEEN (14) days of satisfactory completion of the upgrade.
3.Fencing of the Demised Premises
As requested by the Lessee, the Lessor is agreeable for the Lessee to build the brick wall fencing at the Lessee’s own costs and expenses subject to the appropriate authority’s approval. The Lessee shall furnish the Lessor a copy of the appropriate authority’s approval together with the relevant plans pertaining to the fencing of the Demised Premises.
4.Option to Purchase
4.1The parties hereto hereby confirm that the Lessee shall be entitled to exercise an option to purchase the Demised Premises from the Lessor at the Purchase Price of […***…] within SIX (6) months following conclusion / completion of the Term PROVIDED THAT:
(a)the Lessee has exercised its option to extend this Agreement for the Further Term pursuant to Clause 2A(a) hereinabove;
(b)this agreement is still valid and subsisting; and
(c)the Lessee is not in breach of the terms and conditions of this Agreement.

4.2In the event the Purchaser shall exercise its Option to Purchase hereinabove mentioned, an amount equal to the last THREE (3) years of the Rental received by the Lessor prior to the Lessee’s exercise of this Option to Purchase, shall be deemed as a credit towards the Purchase Price (i.e. a reduction of the total purchase price).
4.3In the event the Purchaser shall exercise its Option to Purchase hereinabove mentioned, the parties will negotiate in good faith to enter into a purchase and sale agreement on terms customary for a transaction of this type. In the event that the parties fail to agree upon terms of such agreement or if the transaction is not completed due to the failure of any condition to completion (including failure to obtain required approvals or consents), Lessee shall have the option to continue the Agreement for the Further Term or to terminate the Agreement and vacate the Demised Premises with no further liability.
5.Possession Date
The parties agree that in the event the Lessor shall fail to deliver possession of the Demised Premises to the Lessee by the Possession Date, the Lessee shall has the option to:-
5.1terminate this Agreement whereby the Rental Deposit and Utilities Deposit shall be refunded to the Lessee within SEVEN (7) DAYS and upon such refund, neither party shall have any further claim against the other for costs, damages, compensation; or
5.2extend time(s) to for the Lessor to deliver possession by a period agreed by the Lessee. In the event the Lessor shall fail to deliver possession of the Demised Premises to the Lessee on or before the said extended period(s) or further extended period(s) agreed by the Lessee, this Agreement shall be terminated whereby the Rental Deposit and Utilities Deposit shall be refunded to the Lessee within SEVEN (7) DAYS. Upon such refund, neither party shall have any further claim against the other for costs, damages, compensation.
6.Right of First Refusal
The parties hereby agree that during the Term of this Agreement, if the Lessor receives an offer from a third party to lease any parcel or building adjacent to the Demised Premises or any two parcels or buildings adjacent to each other within the same development, the Lessor will notify the Lessee of the same. The Lessee shall have a period of FIFTEEN (15) calendar days from receipt of such notice to notify the Lessor whether the Lessee elects to lease such parcels or buildings on terms substantially consistent with this Agreement (except for Section 4 to 11 of the First Schedule and the Special Conditions of this Agreement), to be documented in a separate lease agreement. In the event the Lessee elects not to exercise the option to lease or the Lessor does not receive any writing notice of lease from the Lessee, the Lessee shall be deemed to have elected not to exercise their right to lease such parcel or building adjacent to the Demised Premises whereupon the Lessor shall be at liberty to lease the said parcel or building adjacent to the Demised Premises to any third party without any reference to the Lessee.
7.Consents
7.1The Demised Premises is subject to a restriction-in-interest, namely that it cannot be leased without the prior consent of the Johor State Authority. The Demised Premises is charged to Hong Leong Islamic Bank Berhad (“HLIBB”) for a facility granted to the Lessor wherein the consent from HLIBB is also required. The consent from Johor State Authority and HLIBB shall be collectively referred to as “the Consents”.
7.2The Landlord shall procure the Consents and registration of Lease with land registry within TWELVE (12) months from the date of this Agreement. The parties shall further execute a Memorandum of Lease with the annexure thereto and any other relevant documents as may be required by the land registry for the purpose of the registration of Lease.
7.3In the event Section 8.2 of the Special Conditions hereinabove is unable to be complied or rejected within TWELVE (12) months from the date of this Agreement, the parties shall proceed to enter into a tenancy agreement, as Landlord for the Lessor and as Tenant for the Lessee to continue to rent the Demised Premises with the terms substantial consistent with this Agreement (including First Schedule). In such event, each party shall bare its own costs and expenses and the parties shall split equally any additional stamp duty incurred.
8.Financial / Facility
8.1The Tenant hereby agrees and confirms that the Tenant shall not in any manner whatsoever utilize this Lease to create any facility, charge, mortgage, pledge or lien, or any other form of encumbrances on any of way undertakings or guarantee in favour of any other party including any financial institution nor permit or done any act of thing which will give any other party an interest in this Lease.

LAYOUT PLAN

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